UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2020

AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1000 Windward Concourse, Suite 250, Alpharetta, Georgia	30005
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (770) 810-7800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	AGYS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain officers.

On July 2, 2020, Agilysys, Inc. (the “Company”) and Tony Pritchett, the Company’s former Chief Financial Officer entered into a post-employment restrictive covenants agreement (the “Post-Employment Agreement”). As previously reported by the Company, Mr. Pritchett resigned as Chief Financial Officer of the Company effective June 1, 2020, and resigned as an employee of the Company effective June 30, 2020. Under the terms of the Post-Employment Agreement, the Company will pay Mr. Pritchett a lump sum cash payment of $44,200, and Mr. Pritchett agrees for a period of one year after June 30, 2020, not to hire or retain, or have any other person or firm hire or retain, any of the Company’s employees, and not to contribute his knowledge, directly or indirectly, as an employee, owner, director, officer or other similar capacities to any entity engaged in the same or similar business as the Company. Mr. Pritchett also agrees to maintain the confidentiality of the Company’s confidential information.

The description of the Post-Employment Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Post-Employment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

The following item is furnished as an exhibit to this current report on Form 8-K:

Exhibit Number	Description

10.1	Post-Employment Restrictive Covenants Agreement dated July 2, 2020, by and between Agilysys, Inc. and Tony Pritchett.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Kyle C. Badger
Kyle C. Badger
Senior Vice President, General Counsel and Secretary

Date: July 8, 2020